As filed with the Securities and Exchange Commission on August 9, 2011

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1167100 (I.R.S. Employer Identification Number)
1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel P. Amos
Chairman and Chief Executive Officer
Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, DC 20005

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, in connection with the Plan as defined herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.10 par value per share	6,000,000 Shares	$39.59	$237,540,000	$27,578.39

(1)     The shares may be sold, from time to time, by the Registrant, pursuant to the AFL Stock Plan: A Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”).  This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or similar transaction or as a result of other anti-dilution provisions, pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”).

(2)     Calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of Aflac Incorporated’s common stock as reported on the consolidated reporting system of the New York Stock Exchange on August 8, 2011.

PROSPECTUS

Aflac Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999
1.800.227.4756 - 706.596.3581

AFL Stock Plan
A Direct Stock Purchase and Dividend
Reinvestment Plan

We are offering you the opportunity to participate in our AFL Stock Plan (the “Plan”), a direct stock purchase and dividend reinvestment plan. The Plan gives you a convenient method of investing cash dividends and making optional cash investments to purchase shares of Aflac Incorporated common stock (“stock”) without payment of any brokerage commission or service charge. The Plan is also the mechanism by which eligible Aflac and Aflac New York associates (as defined below under the heading “Aflac Incorporated and Its Subsidiaries”) receive the bonus contributions awarded to them under the 1999 Aflac Associate Stock Bonus Plan (the “Bonus Plan”).

This prospectus explains how the Plan works and the steps you must take to participate in it. Please review this prospectus carefully and retain it for future reference.

At our option, shares will be purchased under the Plan from newly issued shares, shares held in the treasury of Aflac Incorporated, or shares purchased in the open market. All purchases will be made through an Independent Agent selected by Aflac Incorporated. The price of newly issued or treasury shares purchased for your account will be the average of the high and low sale prices of Aflac Incorporated stock reported by the NYSE on the applicable investment date for the Plan. The price of shares purchased in the open market for your account will be the average cost of all shares purchased by our Independent Agent on the open market with respect to the applicable investment date. The closing price of the stock on August 8, 2011, on the New York Stock Exchange was $37.68.

Our stock is listed on the New York Stock Exchange under the symbol “AFL.” Our stock is also listed on the Tokyo Stock Exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our stock involves various risks. See “Risk Factors” on Page 3 as well as the risk factors contained in documents Aflac Incorporated files with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

This prospectus relates to 6,000,000 shares of stock to be distributed through the Plan. The date of this prospectus is August 9, 2011.

TABLE OF CONTENTS

Prospectus

Risk Factors	3
Important Information	3
Additional Information	3
Incorporation of Certain Documents by Reference	3
Aflac Incorporated and Its Subsidiaries	4
AFL Stock Plan	4
Advantages and Disadvantages of Participating in the Plan.	4
Administration	4
Eligibility and Enrollment	5
Share Purchases and Price	6
Optional Cash Payments	6
Expenses	7
Statements to Participants	7
Dividends	7
Voting of Shares	8
Certain U.S. Federal Income Tax Consequences	8
Sale of Plan Shares	9
Termination of Participation	9
Transfer Shares to Broker Account by Direct Registration	9
Safekeeping of Share Certificates	9
Gifts and Transfers of Shares	10
Aflac Associate Stock Bonus Plan	10
Interpretation and Regulation of the Plans	10
Use of Proceeds	10
Plan of Distribution	10
Independent Registered Public Accounting Firm	11
Legal Opinions	11

Risk Factors

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) Aflac Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2010, (ii) Aflac Incorporated's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and (iii) documents Aflac Incorporated files with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

Important Information

You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone else to provide you with any information that is different.

This prospectus is not an offer or solicitation in any state or jurisdiction in which such an offer or solicitation is illegal.

You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Additional Information

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement regarding the common shares to be distributed pursuant to the Plan. This prospectus is a summary and does not contain all the information set forth in the registration statement and its exhibits. For additional information with respect to Aflac Incorporated and the Plan, please read the registration statement, including its exhibits.

We also file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy these reports, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, and the SEC’s Regional Offices in New York and Chicago. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available on the SEC’s Internet site (http://www.sec.gov).

You can inspect our reports, proxy statements, and other information filed with the New York Stock Exchange at the offices of the exchange.

Incorporation of Certain Documents by Reference

The following documents filed by us with the SEC are incorporated into this prospectus by reference:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2010;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

3.
Our Current Reports on Form 8-K filed on February 1, 2011, April 27, 2011, May 5, 2011, May 17, 2011, June 23, 2011, June 30, 2011 and July 27, 2011 (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein); and

4.
The description of our stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, and any amendments or reports filed with the SEC for the purpose of updating such description.

As long as we offer the Plan, we also incorporate by reference additional reports, proxy statements, and other documents that we may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein).

We will provide to any person to whom this prospectus is delivered a free copy of any of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference). Copies may be obtained from our Internet site at www.aflac.com, by calling the Investor Relations Department at 1.800.235.2667 or 706.596.3264, or by writing to our Investor Relations,1932 Wynnton Road, Columbus, Georgia 31999.

Aflac Incorporated and Its Subsidiaries

We are an international holding company incorporated under the laws of Georgia. We are an underwriter of supplemental insurance through our principal subsidiary, American Family Life Assurance Company of Columbus (“Aflac”), whose primary markets are the United States and Japan.

As used throughout this prospectus, the term “employees” means all full-time employees of Aflac Incorporated and its subsidiaries and affiliates, and the term “associates” means all associates, soliciting brokers, sales coordinators, and special associates who have entered into independent contracts with Aflac or with American Family Life Assurance Company of New York (“Aflac NY”), both wholly-owned subsidiaries of Aflac Incorporated, pertaining to services in the United States, its territories and possessions, and any other location or country designated by Aflac or Aflac NY, who are paid on a commission basis and who are actively performing sales and servicing functions for Aflac or Aflac NY.

AFL Stock Plan

The following questions and answers constitute the Plan.

Advantages and Disadvantages of Participating in the Plan.

1.	What are the advantages of the Plan?

•	You may purchase shares through the Plan without having to pay any brokerage commissions or fees.
•	You may elect to automatically reinvest all, a portion, or none of the cash dividends payable on your shares.
•	You may deposit stock certificates, at no cost, in the Plan for safekeeping and to facilitate the transfer or sale of shares through the Plan in a convenient and efficient manner.
•	Your funds are fully invested through the purchase of whole shares and fractional shares.
•	You may transfer, at no cost, all or a portion of shares credited to your Plan account (including those shares deposited into the Plan for safekeeping).
•	You may direct the Administrator to sell, through an Independent Agent, shares in your account for which you would incur brokerage commission charges and applicable taxes, if any.
•	You will receive a statement or electronic notification after each Plan transaction. You can view your account information 24 hours a day through our Internet site.

2.	What are the disadvantages of the Plan?

•
You will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of the stock pending investment of funds under the Plan. See Question 6 regarding the timing of the purchase of shares.

•
Execution of sales of shares held in the Plan may be subject to delay. You will bear the market risk associated with the fluctuations in the price of the stock pending the sale of your shares pursuant to the Plan. See Question 18.

•	Funds held by the Administrator pending investment under the Plan are deposited in a non-interest-bearing account.

Administration

3.	Who administers the Plan?

Our Shareholder Services Department (the “Administrator”) administers the Plan. The Administrator is responsible for receiving all cash investments (including bonus contributions awarded to associates under the Bonus Plan) to be used to purchase shares under the Plan, maintaining records of each account, issuing statements, and performing other duties required by the Plan. The Administrator forwards funds to be used to purchase shares to an Independent Agent selected by us (an “Independent Agent” is an agent independent of the issuer, as that term is defined in the rules and regulations under the Securities Exchange Act). Such purchases may be made by a broker chosen by the Independent Agent (which broker may be an affiliate of the Independent Agent or Aflac) and may be made on any securities exchange where shares of stock are traded, in the over-the-counter market, or in negotiated transactions. Additionally, the Administrator promptly forwards sales instructions to the Independent Agent. The Independent Agent is responsible for purchasing and selling shares of stock for your account in accordance with the provisions of the Plan.

The Administrator may be contacted by phone at 800.227.4756, by email at shareholder@aflac.com, or by mail at the following address: Shareholder Services, 1932 Wynnton Road, Columbus, Georgia 31999. Always include your shareholder account number or the last four digits of your taxpayer identification number (Social Security number) in all correspondence and a daytime telephone number where you can be reached during normal working hours.

It is important to stay in contact with the Administrator. The unclaimed property laws in many states specify that if an account owner does not initiate active contact with an Administrator or agent at least once during any three-year period, the property in the account may be deemed abandoned. For accounts that meet a state’s definition of “abandoned,” the Administrator may be legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known address. To prevent this from occurring to a Plan account, participants can vote their proxy each year or periodically contact the Administrator and request that their account be updated. Participants should always notify the Administrator of any change of address or email address.

Neither Aflac Incorporated nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, liability caused by:

•	Our failure to terminate your account upon your death before we have received written notice of your death;

•	The prices or times at which the Independent Agent purchases or sells shares of stock for your account; or

•	Any loss or fluctuation in the market value after the purchase or sale of shares for your account.

Eligibility and Enrollment

4.	Who can join and how?

You can join the Plan if you are a resident in the United States. If you reside outside the United States, or its territories and possessions, you should determine whether you are subject to any governmental regulation prohibiting you from joining the Plan. Residents of Japan are not eligible to participate in the Plan.

If you currently own shares of stock registered in your name, you may join the Plan by returning a completed Enrollment Form to the Administrator, making sure that each registered owner of the shares signs his or her name on the Enrollment Form exactly as that name appears on the stock account. If your stock is held in a brokerage, bank, or other intermediary account, you can instruct the broker, bank, or intermediary to register some or all of your stock directly in your name, and you can then get started in the Plan with those shares by returning a completed Enrollment Form to the Administrator.

If you do not own shares of stock and are not an employee or associate, you may join the Plan by completing the Enrollment Form and making an initial cash investment of at least $1,000.

Employees are eligible to participate in the Plan immediately upon employment with a minimum investment of $50 per month automatically deducted from your paycheck.

Associates are eligible to participate in the Plan immediately upon being contracted with Aflac or Aflac NY with a minimum investment of $50 per month automatically deducted from your monthly accounting statement (or statements).

Participants in the Bonus Plan will be enrolled in the Plan for the purpose of receiving bonus contributions awarded under the Bonus Plan. Once each month we will deliver to the Independent Agent the aggregate amount of the accrued bonus contribution (if it equals or exceeds $50) then payable under the Bonus Plan to be used to purchase shares in the same manner and at the same price that all other shares are purchased by the Independent Agent on that investment date. Bonus contributions totaling less than $50 will be distributed directly to you through your accounting statement.

As a participant in the Plan, you will have the option to reinvest any cash dividends on the shares you hold in the Plan or to purchase additional shares, but you are not obligated to do so. The receipt of the bonus contribution to be awarded to participants in the Bonus Plan is not in any way conditioned upon reinvestment of cash dividends on the shares purchased on your behalf or upon your purchase of any additional shares through the Plan. For associates who are automatically enrolled in the Plan for the purpose of receiving bonus contributions under the Bonus Plan, we will automatically reinvest the dividends you earn on the shares in your Plan account unless you have already elected to receive cash dividends or we receive a specific written request from you that your dividends not be reinvested in additional shares. You may make a written request to receive your dividends in a cash payment simply by indicating this preference on the appropriate portion of the Enrollment Form and returning it to us.

Pursuant to applicable laws in certain jurisdictions, shares offered under the Plan to persons who are not presently record holders of stock are offered only through a registered broker/dealer.

Share Purchases and Price

5.	What is the source of shares?

Shares purchased for you under the Plan will be either newly issued shares, shares held in the treasury of Aflac Incorporated, or shares purchased in the open market by the Independent Agent.

6.	When will shares be purchased through the Plan?

Shares will be purchased within seven business days from the date we receive funds. No interest will be paid on funds held by the Administrator pending investment.

7.	How are payments with insufficient funds handled?

If the Administrator does not receive your payment because of insufficient funds in your account, the shares purchased for you will be removed from your account. If the net proceeds from the sale of these shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may redeem additional shares from your account to satisfy the uncollected balance.

8.	How is the price of shares purchased determined?

Shares purchased from Aflac Incorporated will be the average of the high and low sale prices of Aflac Incorporated stock as reported by the NYSE on the investment date. Shares purchased in the open market will be the average price per share of the aggregate number of shares purchased for the Plan by the Independent Agent with respect to the applicable investment date.

9.	How will shares purchased under the Plan be credited to my account?

Your funds will be commingled with those of other participants for the purpose of making purchases. The number of shares (including any fraction of a share rounded to three decimal places) credited to your account will be determined by dividing the total amount of cash dividends, optional cash investments, and/or initial cash investments to be invested for you by the relevant purchase price per share.

Optional Cash Payments

10.	How do optional cash payments work?

Once enrolled, any participant in the Plan may make optional cash investments by delivering to the Administrator (1) a completed optional cash investment stub, which is attached to each statement you receive from us, or the optional cash form from our Internet site and (2) a personal check or money order payable to the AFL Stock Plan. At minimum, your optional cash payment must be accompanied by your account number or the last four digits of your taxpayer identification number (Social Security number). THIRD-PARTY CHECKS ARE NOT ALLOWED. You can also pre-authorize the Administrator to deduct a set amount from a U.S. checking, savings, or credit union account that is a member of the Automated Clearing House (“ACH”) network. To set up that automatic deduction, you must complete and sign an Optional Bank Draft Form and return it to the Administrator. Once effective, funds will be drafted on the 25th day of each month (or, if the 25th day is not a business day, the first business day thereafter).

No participant in the Plan may make an optional cash investment of less than $50 or make initial or optional cash investments in excess of $250,000 in any calendar year (except that, in the case of associates, the $250,000 amount does not include the value of bonus contributions awarded under the Bonus Plan). All funds for investment must be in U.S. dollars. There is no obligation to make any optional cash investment.

Expenses

11.	What does it cost to buy and sell shares in the Plan?

We will pay all costs of administration of the Plan. You will incur no brokerage commission or service charges for purchases made under the Plan. The commission on any shares purchased on the open market will be reported as a taxable item. You will incur brokerage commission charges and any applicable taxes when the Administrator sells your shares through the Independent Agent.

Statements to Participants

12.	When will I receive a statement on my account?

A statement will be mailed or delivered electronically when you have any balance activity. You should retain information on your account activity in order to establish the cost basis, for tax purposes, for shares acquired in the Plan.

You will also receive copies of all communications sent to shareholders. This may include annual reports, proxy material, consent solicitation material, and IRS information, if appropriate, for reporting dividend income. All notices, statements, and other communications will be addressed to the latest address or email address of record; therefore, it is important that you promptly notify the Administrator of any change of address or email address.

Dividends

13.	Can my dividends be reinvested?

You may reinvest all or a portion of cash dividends paid on shares registered in your name or in the Plan. If you elect partial reinvestment of cash dividend payments, you must designate the whole number of shares for which reinvestment is desired. Once you elect reinvestment, cash dividend payments made on the designated shares will be used to purchase shares within seven business days from the date of payment. The amount to be reinvested will be reduced by any amount that is required to be withheld under any applicable tax or other statutes. If you have specified partial reinvestment, that portion of cash dividend payments not designated for reinvestment will be sent to you by check, or by electronic direct deposit, if you elected the direct deposit option.

Although we currently intend to continue the payment of quarterly dividends, the payment of dividends will depend upon future earnings, our financial condition, and other factors.

As noted above, for associates who are automatically enrolled in the Plan for purposes of receiving bonus contributions under the Bonus Plan, the dividends earned on the shares purchased on your behalf with the bonus contribution will be automatically reinvested unless you submit an Enrollment Form on which you elect to receive cash dividends instead.

14.	Can I have dividends that are not reinvested direct deposited?

If you elect not to reinvest cash dividends, you can receive the nonreinvested cash dividends by electronic deposit to your designated bank, savings, or credit union account if it is a member of the ACH network. To receive a direct deposit of funds, you must complete and sign a Direct Deposit Authorization Form and return it to the Administrator.

15.	Will I be entitled to stock dividends and splits?

Any stock dividends or split shares distributed by Aflac Incorporated on Plan shares will be credited to your account in the same manner it is credited for shareholders who are not participants in the Plan.

Voting of Shares

16.	Will I have voting rights for the shares held in my Plan account?

Prior to each shareholder meeting, you will be mailed or delivered electronically a proxy representing the shares held in your Plan account combined with any other shares registered in your name on the record date for such meeting. Shares credited to your account will not be voted unless you provide voting instructions by proxy.

All shares held in your account will be entitled to one vote per share, unless you have held the shares for 48 continuous months, in which case they will be entitled to ten votes per share.

Certain U. S. Federal Income Tax Consequences

The following is a brief summary of certain material U.S. federal income tax consequences to a U.S. person (a "U.S. Participant") of participation in the Plan. It is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, and judicial decisions, all as in effect on the date of this Prospectus and all subject to change, or differing interpretations, possibly with retroactive effect. This summary does not address all of the tax consequences that may be relevant to a participant in light of the participant’s particular circumstances or to participants who are subject to special rules (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers or foreign persons).

17.	What are the general U.S. federal income tax consequences of receiving stock acquired with reinvested dividends pursuant to the Plan?

A U.S. participant in the Plan generally will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the fair market value of the shares of stock acquired with reinvested cash dividends. The distribution generally will be treated as a dividend to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. In addition, if shares are acquired through an open market purchase, expenses and fees paid by Aflac Incorporated with respect to those shares generally will be treated as distributions subject to income tax in the same manner as cash dividends. The information sent to U.S. participants and the IRS shortly after year-end will show the amount of dividends reinvested through the Plan, as well as any expenses and fees allocable to shares acquired pursuant to the Plan.

The tax basis of shares of stock acquired with reinvested cash dividends generally will equal the fair market value of the shares on the related dividend payment date, plus, if shares are acquired through an open market purchase, the amount of any expenses and fees allocable to such shares. The holding period for shares of stock generally will begin on the day following the related dividend payment date.

The proceeds from the sale of any whole or fractional shares through the Plan will be reported to the IRS and to U.S. participants on Form 1099-B.

The tax basis of shares of stock acquired on or after January 1, 2011 will be reported by Aflac Incorporated in accordance with new Treasury Department Regulations that are effective on that date. The IRS recognizes a variety of tax lot selection methods. Aflac Incorporated will report to you the tax basis of shares of stock in accordance with the first in-first out ("FIFO") method, unless you request lot specific identification.

If certain information reporting requirements are not met, a U.S. participant may be subject to backup withholding tax on any gross dividends treated as having been received. The dividends reinvested on behalf of the U.S. participant will be net of the required withholding taxes.

The above tax information is provided only as a guide. You should consult with your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of your participation in the Plan.

Sale of Plan Shares

18.	Can I sell shares held in my Plan account?

You can request that all or a portion of the shares credited to your account be sold through our secure Internet line, aflinc® or you can furnish the Administrator with written instructions, either by mail, email, or fax, which include your shareholder account number or the last four digits of your taxpayer identification number (Social Security number), and a daytime telephone number where you can be contacted during normal working hours. If we do not receive direction from you prior to settlement of the sale as to which tax lot is to be sold, we will default to FIFO for shares sold in the Plan.

We cannot sell any certificated shares unless the certificates are first deposited in the Plan. We will forward the sale instructions to the Independent Agent within five business days of receipt. The Independent Agent will sell shares as soon as practicable thereafter, and a check for the proceeds of the sale (less brokerage fees and any applicable withholding taxes) will be mailed to you or the proceeds can be deposited directly into your bank account.

If you dispose of all whole shares credited to your Plan account and registered in your name, you will no longer be eligible to participate in the Plan unless you make a new initial investment or you are an associate or employee with monthly deductions for investment or an associate receiving bonus contributions under the Bonus Plan. A check equal to the current market value of any remaining fractional shares will be issued to you, less any brokerage fees and any applicable withholding taxes.

Termination of Participation

19.	When can I make changes or withdraw from the Plan?

You can change investment options or terminate participation in the Plan at any time by delivering written instructions to the Administrator. If you terminate participation in the Plan, you will be sent a check equal to the current market value of any fractional shares.

20.	Can the Administrator terminate my account?

The Administrator reserves the right to terminate your participation in the Plan at any time for any reason upon written notice to you at the address appearing on our records (excluding participants in the Bonus Plan, whose participation in the Plan may be terminated only in accordance with the provisions of the Bonus Plan).

Transfer Shares to Broker Account by Direct Registration

21.	How can I transfer shares held in the Plan to my broker?

You can transfer your Plan shares to your brokerage account through Direct Registration by simply delivering a copy of your latest Plan Statement to your broker. Your broker will then electronically move the shares.

Safekeeping of Share Certificates

22.	Can I deposit my share certificates for safekeeping?

You may deposit into the Plan for safekeeping shares that you hold in certificate form by delivering your certificates unendorsed to the Administrator and requesting that those shares be credited to your Plan account or held in book-entry form in Direct Registration. This feature is offered at no charge and eliminates the risk associated with the loss of stock certificates. If stock certificates are lost, stolen, or destroyed, the shares represented by such certificates cannot be sold or transferred without first obtaining replacement certificates, a process that could be costly and could take several weeks to complete. Shares represented by certificates deposited in the Plan are treated in the same manner as shares purchased through the Plan, and may be conveniently and efficiently sold or transferred through the Plan.

Gifts and Transfers of Shares

23.	Can I transfer shares held in the Plan?

If you wish to change the ownership of all or part of the shares through gift, private sale, or otherwise, you can do so by delivering a written request to the Administrator. The transfer will be made as soon as practicable following the Administrator’s receipt of the required documentation. Requests for account transfers are subject to the same requirements as for the transfer of certificates, including the requirement of a Medallion signature guarantee on the request. If the recipient is not already a participant in the Plan, the Administrator will open an account in the recipient’s name. The recipient will receive a Plan prospectus and a statement showing the number of shares held in the recipient’s account. Gift certificates are also available on request to the Administrator.

Aflac Associate Stock Bonus Plan

24.	How does the Bonus Plan work?

The Bonus Plan provides an incentive to associates who have entered into a contract with Aflac or Aflac NY, both wholly-owned subsidiaries of Aflac Incorporated, for the purpose of marketing their specialized insurance policies, and to enable the companies to retain experienced sales and supervisory personnel. The Bonus Plan rewards those individuals for sales of insurance policies, and encourages them to acquire and retain a proprietary interest in the success of Aflac Incorporated. Once each month, on an investment date, the aggregate amount of the accrued bonus contribution then payable under the Bonus Plan will be delivered to the Independent Agent (if this aggregate amount equals at least $50) to be used to purchase shares in the same manner and at the same price that all other shares are purchased by the Independent Agent on that investment date.

The Bonus Plan applies only to associates and does not affect the ability of any other participant in the Plan to make purchases or sales under the Plan or to reinvest cash dividends for shares credited to their accounts.

Interpretation and Regulation of the Plans

Our officers are authorized to take such actions as may be consistent with the terms and conditions of the Plan and the Bonus Plan. We reserve the right to interpret and regulate the Plan and the Bonus Plan as we deem desirable or necessary.

Aflac Incorporated can suspend, modify, or terminate the Plan at any time. We will send a written notice of any significant changes.

If the Plan is terminated to establish another stock purchase and/or dividend reinvestment plan, we will automatically enroll you in the other plan. Shares credited to your AFL Stock Plan account will be credited automatically to the other plan, unless the Administrator receives notice from you to the contrary.

Use of Proceeds

If treasury shares or newly issued shares of stock are purchased under the Plan, we will use the proceeds from those sales for general corporate purposes. We will not receive any proceeds when shares are purchased under the Plan in the open market.

Plan of Distribution

The Plan provides for the purchase of shares, which may be either newly issued shares, shares held in our treasury, or shares purchased in the open market by the Independent Agent, and we will pay any fees, commissions or expenses incurred in connection with these purchases. The Plan provides that we may not change our determination regarding the source of purchases of shares under the Plan more than once in any three-month period. The primary consideration in determining the source of shares to be used for purchases under the Plan is expected to be our need to increase equity capital. If we do not need to raise funds externally or if financing needs are satisfied using nonequity sources of funds to maintain our targeted capital structure, shares purchased for participants under the Plan will be purchased in the open market, subject to the three-month limitation on changing the source of shares.

Independent Registered Public Accounting Firm

The consolidated financial statements and schedules of Aflac Incorporated as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2010 consolidated financial statements and schedules refer to a change in the method of evaluating consolidation of variable interest entities (VIEs) and qualified special purpose entities (QSPEs) due to the adoption of new accounting requirements issued by the Financial Accounting Standards Board (FASB), effective January l, 2010, and a change in the method of evaluating other-than-temporary impairments of debt securities due to the adoption of new accounting requirements issued by the FASB, effective January 1, 2009.

With respect to the unaudited interim financial information for the periods ended March 31, 2011 and 2010, and June 30, 2011 and 2010 incorporated by reference herein, the independent registered accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information.  However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ending March 31, 2011 and June 30, 2011, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

Legal Opinions

Certain legal matters in connection with the stock offered by this prospectus have been passed upon for Aflac Incorporated by Joey M. Loudermilk, Executive Vice President and General Counsel of Aflac Incorporated.

PART II	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with distribution of the securities being registered are as follows:

SEC registration fee	$27,578.39
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$6,000.00
Printing, Postage and Miscellaneous	$3,000.00
Plan Administration fees and expenses	$25,000.00

Total	$81,578.39

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.

Aflac Incorporated’s articles of incorporation provide that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter amended, no director of Aflac Incorporated shall be personally liable to Aflac Incorporated for monetary damages for any breach of the duty of care or other duty as a director, provided that Aflac Incorporated’s articles of incorporation do not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of Aflac Incorporated; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any action for which a director could be found liable pursuant to Section 14-2-154 of the Georgia Business Corporation Code, or any amendment or successor provision of such section; and (iv) any transaction from which the director derived an improper personal benefit. In addition, a director’s liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.

Aflac Incorporated maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of Aflac Incorporated and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of Aflac Incorporated and its majority-owned subsidiaries in those instances where Aflac Incorporated and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.	EXHIBITS

The following exhibits are filed with this registration statement:

Exhibit No. (Per Item 601 of Regulation S-K)	Description of Exhibit

4.1
Articles of Incorporation of Aflac Incorporated, as amended.  Filed as Exhibit 3.0 to Aflac Incorporated’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.

5.1	Opinion of Joey M. Loudermilk, Esq.

15.1	Letter re: Unaudited Interim Financial Information.

23.1	Consent of KPMG LLP.

23.3	Consent of Joey M. Loudermilk, Esq. (included in the Opinion of Counsel filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page hereof).

99.1	1999 Aflac Associate Stock Bonus Plan.

Item 17.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on August 9, 2011.

Aflac Incorporated

Dated: August 9, 2011	By:	/s/ Daniel P. Amos
Daniel P. Amos
Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Aflac Incorporated, hereby severally constitute and appoint Joey M. Loudermilk and Kriss Cloninger III, and each of them the lawful attorneys and agents, with full power of substitution and authority, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aflac Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by either of said attorneys to said Registration Statement and any and all amendments thereto.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. Amos	Chief Executive Officer and Chairman of the	August 9, 2011
Daniel P. Amos	Board of Directors

/s/ Kriss Cloninger III	President, Chief Financial Officer, Treasurer and	August 9, 2011
Kriss Cloninger III	Director

Signature	Title	Date

/s/ June Howard	Senior Vice President, Financial Services, Chief	August 9, 2011
June Howard	Accounting Officer

/s/ John Shelby Amos II	Director	August 9, 2011
John Shelby Amos II

/s/ Paul S. Amos II	Director	August 9, 2011
Paul S. Amos II

/s/ Michael H. Armacost	Director	August 9, 2011
Michael H. Armacost

/s/ Elizabeth J. Hudson	Director	August 9, 2011
Elizabeth J. Hudson

/s/ Douglas W. Johnson	Director	August 9, 2011
Douglas W. Johnson

/s/ Robert B. Johnson	Director	August 9, 2011
Robert B. Johnson

/s/ Charles B. Knapp	Director	August 9, 2011
Charles B. Knapp

/s/ E. Stephen Purdom	Director	August 9, 2011
E. Stephen Purdom

/s/ Barbara K. Rimer	Director	August 9, 2011
Barbara K. Rimer

/s/ Marvin R. Schuster	Director	August 9, 2011
Marvin R. Schuster

/s/ David G. Thompson	Director	August 9, 2011
David G. Thompson

/s/ Robert L. Wright	Director	August 9, 2011
Robert L. Wright

/s/ Takuro Yoshida	Director	August 9, 2011
Takuro Yoshida

EXHIBIT INDEX

Number	Description

4.1
Articles of Incorporation of Aflac Incorporated, as amended.  Filed as Exhibit 3.0 to Aflac Incorporated’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.

5.1	Opinion of Joey M. Loudermilk, Esq.

15.1	Letter re: Unaudited Interim Financial Information.

23.1	Consent of KPMG LLP.

23.2	Consent of Joey M. Loudermilk, Esq. (included in the opinion of Counsel filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page hereof).

99.1	1999 Aflac Associate Stock Bonus Plan.